N E W S R E L E A S E

CONTACT: Paul Seavey                             FOR IMMEDIATE RELEASE
(800) 247-5279                          October 22, 2018

ELS REPORTS THIRD QUARTER RESULTS
Continued Strong Performance; Preliminary 2019 Guidance
CHICAGO, IL – October 22, 2018 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and nine months ended September 30, 2018. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Nine Months Ended September 30, 2018
For the quarter ended September 30, 2018, total revenues increased $15.1 million, or 6.2 percent, to $256.7 million compared to $241.6 million for the same period in 2017. Net income available for Common Stockholders for the quarter ended September 30, 2018 increased $7.6 million, or $0.07 per Common Share, to $56.1 million, or $0.63 per Common Share, compared to $48.5 million, or $0.56 per Common Share, for the same period in 2017.
For the nine months ended September 30, 2018, total revenues increased $47.9 million, or 6.9 percent, to $743.2 million compared to $695.3 million for the same period in 2017. Net income available for Common Stockholders for the nine months ended September 30, 2018 increased $17.5 million or $0.16 per Common Share, to $162.4 million, or $1.82 per Common Share, compared to $144.9 million or $1.66 per Common Share, for the same period in 2017.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended September 30, 2018, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $13.4 million, or $0.13 per Common Share, to $97.7 million or $1.03 per Common Share, compared to $84.3 million, or $0.90 per Common Share, for the same period in 2017. For the nine months ended September 30, 2018, FFO available for Common Stock and OP Unit holders increased $29.2 million, or $0.26 per Common Share, to $281.5 million or $2.97 per Common Share, compared to $252.3 million or $2.71 per Common Share, for the same period in 2017.
For the quarter ended September 30, 2018, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $8.8 million, or $0.08 per Common Share, to $93.9 million, or $0.99 per Common Share, compared to $85.1 million, or $0.91 per Common Share, for the same period in 2017. For the nine months ended September 30, 2018, Normalized FFO available for Common Stock and OP Unit holders increased $22.2 million or $0.19 per Common Share, to $275.6 million, or $2.91 per Common Share, compared to $253.4 million or $2.72 per Common Share, for the same period in 2017.
For the quarter ended September 30, 2018, property operating revenues, excluding deferrals, increased $14.3 million to $241.6 million compared to $227.3 million for the same period in 2017. For the nine months ended September 30, 2018, property operating revenues, excluding deferrals, increased $43.2 million to $703.9 million compared to $660.7 million for the same period in 2017. For the quarter ended September 30, 2018, income from property operations, excluding deferrals and property management, increased $10.3 million to $138.4 million compared to $128.1 million for the same period in 2017. For the nine months ended September 30, 2018, income from property operations, excluding deferrals and property management, increased $25.1 million to $408.9 million compared to $383.8 million for the same period in 2017.
For the quarter ended September 30, 2018, Core property operating revenues, excluding deferrals, increased approximately 3.5 percent and Core income from property operations, excluding deferrals and property management, increased approximately 4.8 percent compared to the same period in 2017. For the nine months ended September 30,

i

2018, Core property operating revenues, excluding deferrals, increased approximately 4.9 percent and Core income from property operations, excluding deferrals and property management, increased approximately 4.8 percent compared to the same period in 2017.
Balance Sheet Activity
During the quarter, we sold 861,141 shares of common stock as part of our ATM equity offering program at a weighted average price per share of $91.45, resulting in net cash proceeds of approximately $77.7 million.
Subsequent to the quarter, we paid off six mortgage loans of $66.3 million, including $0.1 million of prepayment penalties, using our line of credit. The loans had a weighted average interest rate of 6.07% per annum and were secured by six MH properties.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of October 22, 2018, we own or have an interest in 411 quality properties in 32 states and British Columbia consisting of 153,847 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, October 23, 2018, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Reporting Calendar
Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Fourth Quarter 2018	Monday, January 28, 2019	Tuesday, January 29, 2019 10:00 a.m. CT
First Quarter 2019	Monday, April 22, 2019	Tuesday, April 23, 2019 10:00 a.m. CT
Second Quarter 2019	Monday, July 22, 2019	Tuesday, July 23, 2019 10:00 a.m. CT
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2018 and 2019, including estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

ii

•
in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of changes in accounting for Leases set forth under the Codification Topic "Leases";

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iii

Investor Information

Equity Research Coverage (1)
Bank of America Merrill Lynch Global Research	BMO Capital Markets	Citi Research
Jeffrey Spector/ Joshua Dennerlein	John Kim	Michael Bilerman/ Nick Joseph
646-855-1363	212-885-4115	212-816-1383
jeff.spector@baml.com	johnp.kim@bmo.com	michael.bilerman@citi.com
joshua.dennerlein@baml.com		nicholas.joseph@citi.com

Evercore ISI	Green Street Advisors	Robert W. Baird & Company
Steve Sakwa/ Samir Khanal	John Pawlowski/ Ryan Lumb	Drew T. Babin
212-466-5600	949-640-8780	215-553-7816
steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	dbabin@rwbaird.com
samir.khanal@evercoreisi.com	rlumb@greenstreetadvisors.com

Wells Fargo Securities
Todd Stender
562-637-1371
todd.stender@wellsfargo.com

______________________

1.
Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2018 Supplemental information	1	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	Sept 30, 2018	June 30, 2018	March 31, 2018	Dec 31, 2017	Sept 30, 2017
Operating Information
Total revenues	$256.7	$240.5	$246.0	$230.0	$241.6
Net income	$59.7	$49.2	$64.2	$48.0	$54.9
Net income available for Common Stockholders	$56.1	$46.1	$60.2	$45.0	$48.5
Adjusted EBITDA (1)	$118.9	$108.6	$122.0	$106.7	$111.5
FFO available for Common Stock and OP Unit holders (1)(2)	$97.7	$85.6	$98.2	$79.4	$84.3
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$93.9	$83.8	$97.9	$82.6	$85.1
Funds available for distribution ("FAD") available for Common Stock and OP Unit holders (1)(2)	$82.1	$71.4	$89.1	$72.6	$74.0

Common Stock Outstanding (In thousands) and Per Share Data
Common Stock and OP Units, end of the period	95,493	94,623	94,565	94,420	93,334
Weighted average Common Stock and OP Units outstanding - Fully Diluted	95,263	94,623	94,577	94,295	93,324
Net income per Common Share - Fully Diluted (3)	$0.63	$0.52	$0.68	$0.51	$0.56
FFO per Common Share and OP Unit - Fully Diluted	$1.03	$0.90	$1.04	$0.84	$0.90
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.99	$0.89	$1.04	$0.88	$0.91
Dividends per Common Share	$0.550	$0.550	$0.550	$0.488	$0.488

Balance Sheet
Total assets	$3,855	$3,700	$3,690	$3,610	$3,526
Total liabilities	$2,665	$2,598	$2,589	$2,510	$2,511

Market Capitalization
Total debt (4)	$2,318	$2,251	$2,264	$2,224	$2,200
Total market capitalization (5)	$11,528	$10,947	$10,564	$10,629	$10,141

Ratios
Total debt / total market capitalization	20.1%	20.6%	21.4%	20.9%	21.7%
Total debt + preferred stock / total market capitalization	20.1%	20.6%	21.4%	20.9%	21.7%
Total debt / Adjusted EBITDA (6)	5.1	5.0	5.1	5.1	5.1
Interest coverage (7)	4.4	4.4	4.4	4.4	4.4
Fixed charges + preferred distributions coverage (8)	4.4	4.3	4.2	4.1	4.0

______________________

1.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDA, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDA.

2.
See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest- Common OP Units.

4.	Excludes deferred financing costs of approximately $23.6 million.

5.	See page 18 for market capitalization as of September 30, 2018.

6.	Calculated using trailing twelve months Adjusted EBITDA.

7.	Interest coverage is calculated by dividing trailing twelve months Adjusted EBITDA by the interest expense incurred during the same period.

8.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDA by the sum of fixed charges and preferred stock dividends during the same period.

3Q 2018 Supplemental information	2	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Investment in real estate:
Land	$1,342,925	$1,221,375
Land improvements	3,114,815	3,045,221
Buildings and other depreciable property	708,600	649,217
	5,166,340	4,915,813
Accumulated depreciation	(1,613,158)	(1,516,694)
Net investment in real estate	3,553,182	3,399,119
Cash and restricted cash	112,410	31,085
Notes receivable, net	35,889	49,477
Investment in unconsolidated joint ventures	57,366	53,080
Deferred commission expense	40,352	31,443
Escrow deposits, goodwill, and other assets, net	55,838	45,828
Total Assets	$3,855,037	$3,610,032
Liabilities and Equity
Liabilities:
Mortgage notes payable	$2,016,257	$1,971,715
Term loan	198,545	198,302
Unsecured line of credit	80,000	30,000
Accrued expenses and accounts payable	102,620	80,744
Deferred revenue – upfront payments from right-to-use contracts	115,172	85,596
Deferred revenue – right-to-use annual payments	11,025	9,932
Accrued interest payable	8,369	8,387
Rents and other customer payments received in advance and security deposits	80,011	79,267
Distributions payable	52,521	46,047
Total Liabilities	2,664,520	2,509,990
Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of September 30, 2018 and December 31, 2017; none issued and outstanding.	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized as of September 30, 2018 and December 31, 2017; 89,746,747 and 88,585,160 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.	895	883
Paid-in capital	1,325,648	1,242,109
Distributions in excess of accumulated earnings	(211,743)	(211,980)
Accumulated other comprehensive income	3,959	942
Total Stockholders’ Equity	1,118,759	1,031,954
Non-controlling interests – Common OP Units	71,758	68,088
Total Equity	1,190,517	1,100,042
Total Liabilities and Equity	$3,855,037	$3,610,032

3Q 2018 Supplemental information	3	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Community base rental income	$130,746	$123,177	$386,064	$365,833
Rental home income	3,507	3,592	10,583	10,829
Resort base rental income	64,351	58,471	183,836	169,594
Right-to-use annual payments	12,206	11,531	35,616	34,133
Right-to-use contracts current period, gross	4,863	4,208	11,969	11,212
Right-to-use contract upfront payments, deferred, net	(2,883)	(1,670)	(6,189)	(3,766)
Utility and other income	25,917	26,295	75,758	69,071
Gross revenues from home sales	9,339	10,012	26,753	24,872
Brokered resale and ancillary services revenues, net	1,362	1,983	3,380	4,088
Interest income	1,846	1,974	5,658	5,542
Income from other investments, net	5,421	2,052	9,774	3,918
Total revenues	256,675	241,625	743,202	695,326

Expenses:
Property operating and maintenance	84,445	80,164	239,444	221,119
Rental home operating and maintenance	1,904	1,704	4,957	4,912
Real estate taxes	13,240	14,006	40,815	41,986
Sales and marketing, gross	3,568	3,277	9,685	8,861
Right-to-use contract commissions, deferred, net	(458)	(176)	(744)	(372)
Property management	13,589	13,160	40,742	38,743
Depreciation on real estate assets and rental homes	32,856	30,493	96,630	90,849
Amortization of in-place leases	2,124	138	5,069	2,128
Cost of home sales	9,742	10,377	27,948	25,391
Home selling expenses	1,101	1,447	3,149	3,301
General and administrative	8,816	7,505	26,523	23,339
Other expenses	386	324	1,096	814
Interest and related amortization	26,490	25,027	78,478	74,728
Total expenses	197,803	187,446	573,792	535,799
Income before equity in income of unconsolidated joint ventures	58,872	54,179	169,410	159,527
Equity in income of unconsolidated joint ventures	788	686	3,596	2,876
Consolidated net income	59,660	54,865	173,006	162,403

Income allocated to non-controlling interest-Common OP Units	(3,590)	(3,286)	(10,569)	(9,825)
Redeemable perpetual preferred stock dividends and original issuance costs	—	(3,054)	(8)	(7,667)
Net income available for Common Stockholders	$56,070	$48,525	$162,429	$144,911

3Q 2018 Supplemental information	4	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

3Q 2018 Supplemental information	5	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
September 30, 2018
Income from property operations, excluding deferrals and property management - 2018 Core (1)	$133.3
Income from property operations, excluding deferrals and property management - Non-Core (1)	5.1
Property management and general and administrative	(22.4)
Other income and expenses	4.4
Interest and related amortization	(26.5)
Normalized FFO available for Common Stock and OP Unit holders (2)	93.9
Insurance proceeds due to catastrophic weather event (3)	3.8
FFO available for Common Stock and OP Unit holders (2)	$97.7

Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.99
FFO per Common Share and OP Unit - Fully Diluted	$1.03

Normalized FFO available for Common Stock and OP Unit holders (2)	$93.9
Non-revenue producing improvements to real estate (2)	(11.8)
FAD available for Common Stock and OP Unit holders (2)	$82.1

Weighted average Common Stock and OP Units - Fully Diluted	95.3

__________________

1.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Income from property operations, excluding deferrals and property management, Core, Non-Core, and a reconciliation of Net income available for Common Stockholders to Income from property operations, excluding deferrals and property management. See page 9 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 10 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.

2.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of FFO, Normalized FFO, FAD and Non-revenue producing improvements to real estate. See page 7 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.

3.	Represents insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

3Q 2018 Supplemental information	6	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income available for Common Stockholders	$56,070	$48,525	$162,429	$144,911
Income allocated to Common OP Units	3,590	3,286	10,569	9,825
Right-to-use contract upfront payments, deferred, net (1)	2,883	1,670	6,189	3,766
Right-to-use contract commissions, deferred, net (2)	(458)	(176)	(744)	(372)
Depreciation on real estate assets	30,424	27,879	89,307	82,939
Depreciation on rental homes	2,432	2,614	7,323	7,910
Amortization of in-place leases	2,124	138	5,069	2,128
Depreciation on unconsolidated joint ventures	651	360	1,390	1,171
FFO available for Common Stock and OP Unit holders (3)	97,716	84,296	281,532	252,278
Transaction costs	—	—	—	324
Preferred stock original issuance costs	—	757	—	757
Insurance proceeds due to catastrophic weather event (4)	(3,833)	—	(5,925)	—
Normalized FFO available for Common Stock and OP Unit holders (3)	93,883	85,053	275,607	253,359
Non-revenue producing improvements to real estate (3)	(11,790)	(11,015)	(32,965)	(29,823)
FAD available for Common Stock and OP Unit holders (3)	$82,093	$74,038	$242,642	$223,536

Net income available per Common Share - Basic	$0.63	$0.56	$1.83	$1.67
Net income available per Common Share - Fully Diluted (5)	$0.63	$0.56	$1.82	$1.66

FFO per Common Share and OP Unit-Basic	$1.03	$0.91	$2.98	$2.72
FFO per Common Share and OP Unit-Fully Diluted	$1.03	$0.90	$2.97	$2.71

Normalized FFO per Common Share and OP Unit-Basic	$0.99	$0.92	$2.91	$2.73
Normalized FFO per Common Share and OP Unit-Fully Diluted	$0.99	$0.91	$2.91	$2.72

Average Common Stock - Basic	89,200	87,037	88,760	86,620
Average Common Stock and OP Units - Basic	94,971	92,873	94,569	92,720
Average Common Stock and OP Units - Fully Diluted	95,263	93,324	94,827	93,135

___________________________

1.
The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and all related amendments, effective January 1, 2018. Upon adoption, right-to-use upfront nonrefundable payments are recognized on a straight-line basis over 20 years to reflect our current estimated customer life for the majority of our upgrade contracts. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.

2.
The deferred commissions are amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.

3.
See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of FFO, Normalized FFO, FAD and Non-revenue producing improvements to real estate.

4.	Represents insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

5.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest- Common OP Units.

3Q 2018 Supplemental information	7	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Community base rental income (2)	$130.7	$123.2	$386.1	$365.8
Rental home income	3.5	3.6	10.6	10.8
Resort base rental income (3)	64.4	58.5	183.8	169.6
Right-to-use annual payments	12.2	11.5	35.6	34.1
Right-to-use contracts current period, gross	4.9	4.2	12.0	11.2
Utility and other income (4)	25.9	26.3	75.8	69.2
Property operating revenues	241.6	227.3	703.9	660.7

Property operating, maintenance and real estate taxes (5)	97.7	94.2	280.3	263.1
Rental home operating and maintenance	1.9	1.7	5.0	4.9
Sales and marketing, gross	3.6	3.3	9.7	8.9
Property operating expenses	103.2	99.2	295.0	276.9
Income from property operations, excluding deferrals and property management (1)	$138.4	$128.1	$408.9	$383.8

Manufactured home site figures and occupancy averages:
Total sites	72,221	71,113	71,782	71,049
Occupied sites	68,330	67,017	67,857	66,827
Occupancy %	94.6%	94.2%	94.5%	94.1%
Monthly base rent per site	$638	$613	$632	$608

Resort base rental income:
Annual	$37.4	$33.6	$109.2	98.6
Seasonal	4.9	5.0	29.0	28.4
Transient	22.1	19.9	45.6	42.6
Total resort base rental income	$64.4	$58.5	$183.8	$169.6

_________________________

1.
Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. See page 4 for the Consolidated Income Statements and see Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for the definition and reconciliation of Income from property operations, excluding deferrals and property management to Net income available to Common Stockholders.

2.	See the manufactured home site figures and occupancy averages below within this table.

3.	See resort base rental income detail included below within this table.

4.
Includes impact of Hurricane Irma. Utility and other income includes insurance recovery revenues of $1.3 million and $6.5 million, including $1.2 million and $3.7 million which we have identified as business interruption, for the quarter and nine months ended September 30, 2018. Utility and other income includes insurance recovery revenues of $3.1 million in the quarter and nine months ended September 30, 2017.

5.
Includes the impact of Hurricane Irma. Property operating, maintenance and real estate taxes includes debris removal and cleanup costs of $0.1 million and $2.6 million for the quarter and nine months ended September 30, 2018 and $3.3 million for the quarter and nine months ended September 30, 2017.

3Q 2018 Supplemental information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change (2)	2018	2017	Change (2)
Community base rental income (3)	$128.4	$123.0	4.4%	$382.2	$365.5	4.6%
Rental home income	3.5	3.6	(2.4)%	10.6	10.8	(2.3)%
Resort base rental income (4)	59.9	56.6	5.9%	173.8	162.5	7.0%
Right-to-use annual payments	12.2	11.5	6.1%	35.6	34.1	4.4%
Right-to-use contracts current period, gross	4.9	4.2	15.6%	12.0	11.2	6.8%
Utility and other income (5)	24.1	26.1	(7.9)%	70.4	68.5	2.7%
Property operating revenues	233.0	225.0	3.5%	684.6	652.6	4.9%

Property operating, maintenance and real estate taxes (6)	94.2	92.8	1.5%	271.9	259.0	5.0%
Rental home operating and maintenance	1.9	1.7	11.7%	5.0	4.9	0.9%
Sales and marketing, gross	3.6	3.3	8.8%	9.7	8.9	9.3%
Property operating expenses	99.7	97.8	1.9%	286.6	272.8	5.1%
Income from property operations, excluding deferrals and property management (1)	$133.3	$127.2	4.8%	$398.0	$379.8	4.8%
Occupied sites (7)	67,302	66,967

Core manufactured home site figures and occupancy averages:
Total sites	70,923	70,877		70,901	70,873
Occupied sites	67,188	66,910		67,123	66,779
Occupancy %	94.7%	94.4%		94.7%	94.2%
Monthly base rent per site	$637	$613		$633	$608

Resort base rental income:
Annual	$35.4	$33.3	6.4%	$104.1	$97.6	6.7%
Seasonal	4.5	4.3	4.0%	28.1	25.8	8.6%
Transient	20.0	19.0	5.4%	41.6	39.1	6.6%
Total resort base rental income	$59.9	$56.6	5.9%	$173.8	$162.5	7.0%

___________________________

1.
Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Income from property operations, excluding deferrals and property management, and Core.

2.	Calculations prepared using actual results without rounding.

3.	See the Core manufactured home site figures and occupancy averages included below within this table.

4.	See resort base rental income detail included below within this table.

5.
Includes impact of Hurricane Irma. Utility and other income includes insurance recovery revenues of $2.4 million for the nine months ended September 30, 2018 and $3.1 million for the quarter and nine months ended September 30, 2017.

6.
Includes impact of Hurricane Irma. Property operating, maintenance and real estate taxes includes debris removal and cleanup costs of $2.2 million for the nine months ended September 30, 2018 and $3.3 million for the quarter and nine months ended September 30, 2017.

7.	Occupied sites are presented as of the end of the period. Occupied sites have increased by 209 from 67,093 at December 31, 2017.

3Q 2018 Supplemental information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2018	September 30, 2018
Community base rental income	$2.3	$3.9
Resort base rental income	4.4	10.0
Utility income and other property income (2)	1.9	5.4
Property operating revenues	8.6	19.3

Property operating expenses (2)	3.5	8.4
Income from property operations, excluding deferrals and property management (1)	$5.1	$10.9

______________________

1.
Excludes property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Income from property operations, excluding deferrals and property management, and Non-Core.

2.
Includes impact of Hurricane Irma. Utility and other property includes insurance recovery revenues of $1.3 million and $4.2 million, including proceeds which we have identified as business interruption for the quarter and nine months ended September 30, 2018. Property operating expenses includes debris removal and cleanup costs of $0.1 million and $0.4 million for the quarter and nine months ended September 30, 2018.

3Q 2018 Supplemental information	10	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Manufactured homes:
Rental operations revenues (1)	$11.5	$12.2	$35.1	$37.1
Rental operations expense	1.9	1.7	5.0	4.9
Income from rental operations	9.6	10.5	30.1	32.2
Depreciation on rental homes (2)	2.4	2.6	7.3	7.9
Income from rental operations, net of depreciation (3)	$7.2	$7.9	$22.8	$24.3

Occupied rentals: (4)
New	2,704	2,492
Used	1,515	2,010
Total occupied rental sites	4,219	4,502

	As of September 30, 2018		As of September 30, 2017
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$151.9	$122.9	$131.4	$105.4
Used	36.6	17.8	44.6	24.8
Total rental homes	$188.5	$140.7	$176.0	$130.2

__________________________

1.
For the quarters ended September 30, 2018 and 2017, approximately $8.0 million and $8.7 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. For the nine months ended September 30, 2018 and 2017, approximately $24.5 million and $26.3 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in Rental home income for the quarters and nine months ended September 30, 2018 and 2017 in the Consolidated Income from Property Operations table on page 8.

2.	Included in Depreciation on real estate and rental homes in the Consolidated Statements of Income and Comprehensive Income.

3.	See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for the definition of Income from rental operations, net of depreciation.

4.
Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended September 30, 2018 and 2017 are 265 and 254 homes rented through our ECHO joint venture, respectively. For the nine months ended September 30, 2018 and 2017, the rental home investment associated with our ECHO joint venture totals approximately $9.4 million and $9.2 million, respectively.

5.
Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At September 30, 2018 and 2017, our investment in the ECHO joint venture was approximately $16.1 million and $15.5 million, respectively.

3Q 2018 Supplemental information	11	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of September 30, 2018
Sites
Community sites	72,400
Resort sites:
Annuals	28,500
Seasonal	11,300
Transient	11,400
Membership (1)	24,300
Joint Ventures (2)	5,900
Total	153,800

Home Sales - Select Data
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total New Home Sales Volume (3)	141	173	417	413
New Home Sales Volume - ECHO joint venture	31	48	74	126
New Home Sales Gross Revenues (3)	$7,048	$7,233	$20,643	$16,724

Total Used Home Sales Volume	304	331	842	954
Used Home Sales Gross Revenues	$2,291	$2,779	$6,110	$8,148

Brokered Home Resales Volume	231	239	677	659
Brokered Home Resale Revenues, net	$358	$337	$1,009	$925

__________________________

1.	Sites primarily utilized by approximately 112,500 members. Includes approximately 5,800 sites rented on an annual basis.

2.	Joint ventures have approximately 2,700 annual Sites, 400 seasonal Sites, 500 transient Sites and includes approximately 2,300 marina slips.

3.	Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

3Q 2018 Supplemental information	12	Equity LifeStyle Properties, Inc.

2018 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2018 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ending	Year Ending
	December 31, 2018	December 31, 2018
Income from property operations, excluding deferrals and property management - 2018 Core (2)	$132.3	$530.3
Income from property operations - Non-Core (3) (4)	4.8	15.7
Property management and general and administrative	(21.1)	(88.4)
Other income and expenses	2.7	15.1
Interest and related amortization	(26.2)	(104.6)
Normalized FFO available for Common Stock and OP Unit holders (5)	92.5	368.1
Early debt retirement	(1.1)	(1.1)
Insurance proceeds due to catastrophic weather event (6)	—	5.9
FFO available for Common Stock and OP Unit holders (5)	91.4	372.9
Depreciation on real estate and other	(33.2)	(129.0)
Depreciation on rental homes	(2.4)	(9.8)
Deferral of right-to-use contract sales revenue and commission, net	(1.2)	(6.5)
Income allocated to non-controlling interest-Common OP Units	(3.3)	(13.6)
Net income available for Common Stockholders	$51.3	$214.0

Net income per Common Share - Fully Diluted (7)	$0.54 - $0.60	$2.37 - $2.43
FFO per Common Share and OP Unit - Fully Diluted	$0.93 - $0.99	$3.90 - $3.96
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.94 - $1.00	$3.85 - $3.91

Weighted average Common Stock outstanding - Fully Diluted	95.5	95.0

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share and OP Unit, FFO available for Common Stock and OP Unit holders, FFO per Common Share and OP Unit, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 14 for 2018 Core Guidance Assumptions. Amount represents 2017 Income from property operations, excluding deferrals and property management, from the 2018 Core properties of $125.5 million multiplied by an estimated growth rate of 5.4% and $505.5 million multiplied by an estimated growth rate of 4.9% for the quarter ending and year ending December 31, 2018, respectively.

3.
Includes insurance proceeds for business interruption related to Hurricane Irma. As this insurance claim is currently in process, we can not provide assurance that the anticipated insurance proceeds will be received as projected nor can we provide assurance as to the amount that may be received.

4.	See page 14 for the 2018 Assumptions regarding the Non-Core Properties.

5.	See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

6.	Includes insurance recovery revenue from reimbursement for capital expenditures related to Hurricane Irma.

7.	Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest- Common OP Units.

3Q 2018 Supplemental information	13	Equity LifeStyle Properties, Inc.

2018 Core Guidance Assumptions (1)
(In millions, unaudited)

	Quarter Ended	Fourth Quarter 2018	Year Ended	2018
	December 31, 2017	Growth Factors (2)	December 31, 2017	Growth Factors (2)
Community base rental income	$123.6	4.7%	$489.1	4.6%
Rental home income	3.5	3.9%	14.3	(0.8)%
Resort base rental income (3)	48.6	5.8%	211.1	6.7%
Right-to-use annual payments	11.7	3.4%	45.8	4.1%
Right-to-use contracts current period, gross	2.9	—%	14.1	5.4%
Utility and other income	23.4	(11.3)%	92.0	(0.8)%
Property operating revenues	213.7	3.1%	866.4	4.4%

Property operating, maintenance, and real estate taxes	83.9	(0.1)%	342.9	3.7%
Rental home operating and maintenance	1.7	(8.7)%	6.6	(1.6)%
Sales and marketing, gross	2.6	3.4%	11.4	8.0%
Property operating expenses	88.2	(0.2)%	360.9	3.8%
Income from property operations, excluding deferrals and property management	$125.5	5.4%	$505.5	4.9%

Resort base rental income:
Annual	$34.1	6.3%	$131.7	6.6%
Seasonal	7.8	3.4%	33.6	7.4%
Transient	6.7	6.5%	45.8	6.6%
Total resort base rental income	$48.6	5.8%	$211.1	6.7%

2018 Assumptions Regarding Non-Core Properties (1)
(In millions, unaudited)

	Quarter Ending	Year Ending
	December 31, 2018 (4)	December 31, 2018 (4)
Community base rental income	$2.4	$6.3
Resort base rental income	4.5	14.5
Utility and other income (5)	1.6	6.9
Property operating revenues	8.5	27.7

Property operating, maintenance, and real estate taxes	3.7	12.0
Property operating expenses	3.7	12.0
Income from property operations, excluding deferrals and property management	$4.8	$15.7

_____________________________________

1.	See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Core and Non-Core.

2.
Management’s estimate of the growth of property operations in the 2018 Core Properties compared to actual 2017 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth for Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Non-Core properties. Actual income from property operations for Non-Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

5.
Includes insurance proceeds for business interruption related to Hurricane Irma. As this insurance claim is currently in process, we can not provide assurance that the anticipated proceeds will be received as projected nor can we provide assurance as to the amount that may be received.

3Q 2018 Supplemental information	14	Equity LifeStyle Properties, Inc.

Preliminary Guidance 2019 Guidance - Selected Financial Data (1)

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2019 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; and (ix) ongoing legal matters and related fees; and (x) costs to restore property operations following storms or other unplanned events.

(In millions, except per share data, unaudited)

Year Ending
December 31, 2019
Income from property operations, excluding deferrals and property management - 2019 Core (2)	$560.4
Income from property operations - Non-Core (3)	11.2
Property management and general and administrative	(91.0)
Other income and expenses	14.8
Interest and related amortization	(101.6)
Normalized FFO and FFO available for Common Stock and OP Unit holders (4)	393.8
Depreciation on real estate and other	(129.6)
Depreciation on rental homes	(9.8)
Deferral of right-to-use contract sales revenue and commission, net	(5.8)
Income allocated to non-controlling interest-Common OP Units	(14.7)
Net income available for Common Stockholders	$233.9

Net income per Common Share - Fully Diluted (5)	$2.55 - $2.65
FFO per Common Share and OP Unit - Fully Diluted	$4.07 - $4.17
Normalized FFO per Common Share and OP Unit - Fully Diluted	$4.07 - $4.17

Weighted average Common Stock outstanding - Fully Diluted	95.7

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share and OP Unit, FFO available for Common Stock and OP Unit holders, FFO per Common Share and OP Unit, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.

2.
See page 16 for Preliminary 2019 Core Guidance Assumptions. Amount represents estimated 2018 Income from property operations, excluding deferrals and property management, from the 2019 Core properties of $535.6 million multiplied by an estimated growth rate of 4.6% for the year ending December 31, 2019.

3.	See page 16 for the 2019 Assumptions Regarding Non-Core Properties.

4.	See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.

5.	Net income per fully diluted Common Share is calculated before Income allocated to Common OP Units.

3Q 2018 Supplemental information	15	Equity LifeStyle Properties, Inc.

Preliminary 2019 Core Guidance Assumptions (1)
(In millions, unaudited)

	Year Ending	2019
	December 31, 2018	Growth Factors (2)
Community base rental income	$512.4	4.3%
Rental home income	14.2	0.2%
Resort base rental income (3)	233.3	5.2%
Right-to-use annual payments	47.7	1.6%
Right-to-use contracts current period, gross	14.9	—%
Utility and other income	92.3	(4.0)%
Property operating revenues	914.8	3.4%

Property operating, maintenance, and real estate taxes	360.4	1.9%
Rental home operating and maintenance	6.5	(9.2)%
Sales and marketing, gross	12.3	2.7%
Property operating expenses	379.2	1.8%
Income from property operations, excluding deferrals and property management	$535.6	4.6%

Resort base rental income:
Annual	$145.6	5.8%
Seasonal	36.1	3.1%
Transient	51.6	5.0%
Total resort base rental income	$233.3	5.2%

2019 Assumptions Regarding Non-Core Properties (1)
(In millions, unaudited)

Year Ending
December 31, 2019 (4)
Community base rental income	$9.2
Resort base rental income	13.0
Utility and other income	1.0
Property operating revenues	23.2

Property operating, maintenance, and real estate taxes	12.0
Property operating expenses	12.0
Income from property operations, excluding deferrals and property management	$11.2

_____________________________________

1.	See Non-GAAP Financial Measures Definitions and Other Terms at the end of the supplemental information for definitions of Core and Non-Core properties.

2.
Management’s estimate of the growth of property operations in the 2019 Core Properties compared to estimated 2018 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.

3.	See Resort base rental income table included below within this table.

4.
Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome for the Non-Core properties. Actual income from property operations for the Non-Core properties could vary materially from amounts presented above if any of our assumptions is incorrect.

3Q 2018 Supplemental information	16	Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trails Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2015	2016	2017	2018 (1)	2019 (1)
Member Count (2)	102,413	104,728	106,456	110,245	113,000
Thousand Trails Camping Pass (TTC) Origination	25,544	29,576	31,618	36,541	37,600
TTC Sales	11,877	12,856	14,128	16,665	17,400
RV Dealer TTC Activations	13,667	16,720	17,490	19,876	20,200
Number of annuals (3)	5,470	5,756	5,843	5,900	6,000
Number of upgrade sales (4)	2,687	2,477	2,514	2,500	2,500

Right-to-use annual payments	$44,441	$45,036	$45,798	$47,700	$48,500
Resort base rental income from annuals	$13,821	$15,413	$16,841	$18,300	$19,500
Resort base rental income from seasonals/transients	$15,795	$17,344	$18,231	$19,600	$21,200
Upgrade contract initiations (5)	$12,783	$12,312	$14,130	$14,900	$14,900
Utility and other income	$2,430	$2,442	$2,254	$2,300	$2,300

________________________________

1.
Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management’s best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.

2.	Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.

3.	Members who rent a specific site for an entire year in connection with their right-to-use contract.

4.
Existing customers who have upgraded agreements are eligible for enhanced benefits, including but not limited to longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.

5.	Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statements on page 4.

3Q 2018 Supplemental information	17	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of September 30, 2018

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,038	87.9%
Unsecured Debt			280	12.1%
Total Debt (1)			$2,318	100.0%	20.1%

Common Stock	89,746,747	94.0%
OP Units	5,746,382	6.0%
Total Common Stock and OP Units	95,493,129	100.0%
Common Stock price at September 30, 2018	$96.45
Fair Value of Common Stock and OP Units			$9,210	100.0%
Total Equity			$9,210	100.0%	79.9%

Total Market Capitalization			$11,528		100.0%

_________________
1.    Excludes deferred financing costs of approximately $23.6 million.

3Q 2018 Supplemental information	18	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of September 30, 2018
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2018	$3,020	8.00%	$—	—%	$3,020	0.14%	8.00%
2019 (1)	194,114	6.27%	—	—%	194,114	8.68%	6.27%
2020	117,623	6.14%	—	—%	117,623	5.26%	6.14%
2021	184,482	5.01%	—	—%	184,482	8.25%	5.01%
2022	143,455	4.58%	—	—%	143,455	6.42%	4.58%
2023	106,529	5.08%	200,000	3.05%	306,529	13.71%	3.76%
2024	—	—%	—	—%	—	—%	—%
2025	103,853	3.45%	—	—%	103,853	4.64%	3.45%
2026	—	—%	—	—%	—	—%	—%
2027	—	—%	—	—%	—	—%	—%
Thereafter	1,183,109	4.23%	—	—%	1,183,109	52.91%	4.23%
Total	$2,036,185	4.64%	$200,000	3.05%	$2,236,185	100.0%	4.50%

Unsecured Line of Credit (2)	—		80,000		80,000

Note Premiums	2,191		—		2,191

Total Debt	2,038,376		280,000		2,318,376

Deferred Financing Costs	(22,119)		(1,455)		(23,574)

Total Debt, net	$2,016,257		$278,545		$2,294,802		4.55%	(3)

Average Years to Maturity	12.5		4.2		11.5

__________________

1.	Includes secured debt outstanding of $66.3 million at September 30, 2018 that has been paid off subsequent to the quarter.

2.	Reflects outstanding balance on the Line of Credit as of September 30, 2018. The Line of Credit matures in October 2021 and has a weighted average interest rate of 2.64% as of September 30, 2018.

3.	Reflects effective interest rate including amortization of note premiums and deferred financing costs.

3Q 2018 Supplemental information	19	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Other Terms

This document contains certain Non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; b) acquisition and other transaction costs related to business combinations; and c) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to business combinations from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility and other income and right-to-use income less property and rental home operating and maintenance expenses, real estate tax, sales and marketing expenses, excluding property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

3Q 2018 Supplemental information	20	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations (amounts in thousands):

	Quarters Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income available for Common Stockholders	$56,070	$48,525	$162,429	$144,911
Redeemable perpetual preferred stock dividends and original issuance costs	—	3,054	8	7,667
Income allocated to non-controlling interests - Common OP Units	3,590	3,286	10,569	9,825
Equity in income of unconsolidated joint ventures	(788)	(686)	(3,596)	(2,876)
Income before equity in income of unconsolidated joint ventures	58,872	54,179	169,410	159,527
Right-to-use upfront payments, deferred, net	2,883	1,670	6,189	3,766
Gross revenues from home sales	(9,339)	(10,012)	(26,753)	(24,872)
Brokered resale and ancillary services revenues, net	(1,362)	(1,983)	(3,380)	(4,088)
Interest income	(1,846)	(1,974)	(5,658)	(5,542)
Income from other investments, net	(5,421)	(2,052)	(9,774)	(3,918)
Right-to-use contract commissions, deferred, net	(458)	(176)	(744)	(372)
Property management	13,589	13,160	40,742	38,743
Depreciation on real estate and rental homes	32,856	30,493	96,630	90,849
Amortization of in-place leases	2,124	138	5,069	2,128
Cost of homes sales	9,742	10,377	27,948	25,391
Home selling expenses	1,101	1,447	3,149	3,301
General and administrative	8,816	7,505	26,523	23,339
Other expenses, including property rights initiatives	386	324	1,096	814
Interest and related amortization	26,490	25,027	78,478	74,728
Income from property operations, excluding deferrals and property management	138,433	128,123	408,925	383,794
Right-to-use contracts, upfront payments and commissions, deferred, net	(2,425)	(1,494)	(5,445)	(3,394)
Property management	(13,589)	(13,160)	(40,742)	(38,743)
Income from property operations	$122,419	$113,469	$362,738	$341,657
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA. EBITDA is defined as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following non-operating income and expense items: a) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; b) property acquisition and other transaction costs related to business combinations; c) GAAP deferral of right-to-use contract upfront payments and related commissions, net; d) depreciation on unconsolidated joint ventures; e) impairments, if any; and f) other miscellaneous non-comparable items. EBITDA and Adjusted EBITDA provide us with an understanding of one aspect of earnings before the impact of investing and financing charges. We believe that EBITDA and Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure a company’s operating performance and they are used by rating agencies and other parties, including lenders, to evaluate our creditworthiness.

3Q 2018 Supplemental information	21	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDA and Adjusted EBITDA (amounts in thousands):

	Quarters Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Consolidated net income	$59,660	$54,865	$173,006	$162,403
Interest income	(1,846)	(1,974)	(5,658)	(5,542)
Depreciation on real estate assets and rental homes	32,856	30,493	96,630	90,849
Amortization of in-place leases	2,124	138	5,069	2,128
Depreciation on corporate assets	386	326	1,096	929
Depreciation on unconsolidated joint ventures	651	360	1,390	1,171
Interest and related amortization	26,490	25,027	78,478	74,728
EBITDA	120,321	109,235	350,011	326,666
Right-to-use contract upfront payments, deferred, net	2,883	1,670	6,189	3,766
Right-to-use contract commissions, deferred, net	(458)	(176)	(744)	(372)
Transaction costs	—	—	—	324
Preferred stock original issuance costs	—	757	—	757
Insurance proceeds due to catastrophic weather event	(3,833)	—	(5,925)	—
Adjusted EBITDA	$118,913	$111,486	$349,531	$331,141
CORE. The Core properties include properties we owned and operated during all of 2017 and 2018. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include all properties that were not owned and operated during all of 2017 and 2018. This includes, but is not limited to, five properties acquired during 2018, three properties acquired during 2017 and Fiesta Key and Sunshine Key RV Resorts.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results including the impact of depreciation which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

3Q 2018 Supplemental information	22	Equity LifeStyle Properties, Inc.